Exhibit B


               APPROVAL OF EXHIBITS AND ASSET REHABILITATION AGREEMENT

     Reference is hereby made to that Stock Purchase Agreement entered in to effective the 21st day of May, 1998 by and among tamiya Watanabe, Rabex USA Holdings, Inc., a Colorado corporation, Kaoru Konno, Nagao Fujiwara, and Fukumitsu Takahashi (collectively, the "Seller Affiliates" and Satellite Investment Group, LLC, a Colorado limited liability company ("Purchaser").

     The Seller Affiliates and the Purchaser, acting through their respective attorneys, hereby approve the attached Secured Note, Pledge Agreement, Unsecured Note, and agree that the same are to be incorporated into the Stock Purchase Agreement pursuant to Section 5.3 thereof.

     The Seller Affiliates and the Purchaser, acting through their respective attorneys, hereby approve the attached Asset Rehabilitation Agreement pursuant to section 8.3 of the Stock Purchase Agreement.


                            ATTORNEYS FOR SELLER AFFILIATES:

                            Pendelton, Friedberg, Wilson, & Hennessey, P.C.

                                /s/ Nancy R. Crow
                            By:____________________________________
                               Nancy R. Crow, Treasurer


                            ATTORNEY FOR PURCHASER:

                            Maguire and Rabun, L.L.C.

                                /s/ Stephen A. Maguire
                            By:____________________________________
                               Stephen A. Maguire, Member


Attachments are included with  Stock Purchase Agreement Exhibit A